Exhibit 10.21

In May 2012, our board of directors formed a special committee, composed entirely of all of our independent directors, pursuant to which we paid the chair of the committee (Mr. Sullivan) $20,000 per month and each other member $10,000 per month from such date of formation until the committee’s dissolution in May 2013.